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                                                                     EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made as of December 1, 1997, by and between McAfee Associates, Inc., a Delaware corporation (the "Company"), and Michael L. Spilo, Jeremy J. Biggs, John T. Dunne, Janet M. Spitzer, Daniel A. Fabrizio, Jonathan A. Daub, Francis E. Refol, Daniel Spilo, Tami Spilo, Estate of James Pancamo and Attachmate Corp., each a shareholder of Helix Software Company, Inc., a Georgia corporation (the "Shareholder").

                                    RECITALS

         WHEREAS, concurrent with delivery of this Agreement, the Company, DNA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("MERGER SUB"), and Helix Software Company, Inc. ("HELIX") are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into Helix. Pursuant to the Merger, shares of common stock of Helix (the "Helix Common Stock") will be converted into the right to receive a certain number of shares of common stock of the Company (the "Company Common Stock") on the basis described in the Merger Agreement;

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger Agreement;

         WHEREAS, the Merger Agreement provides that, as of the Closing Date, the shares of Company Common Stock that are issued to the Shareholder pursuant to the Merger Agreement be granted registration rights as set forth herein; and

         WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Merger Agreement;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Registration Rights. The Company covenants and agrees as follows:

                  1.1  Definitions. For purposes of this Section 1:

                           (a) The term "Act" means the Securities Act of 1933,
as amended.

                           (b) The term "1934 Act" shall mean the Securities
Exchange Act of 1934, as amended.

                           (c) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in


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compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                      (d) The term "Registrable Securities" means the Common Stock of the Company ("Common Stock") issued to the Shareholder in accordance with the terms and conditions of the Merger Agreement.

                      (e) The term "SEC" shall mean the Securities and Exchange Commission.


                  1.2 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC as soon as practicable, but in no event later than 30 days after the Closing Date, a registration statement on Form S-3 with respect to such Registrable Securities (hereinafter referred to as the "Registration Statement") and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter, and, subject to the provisions below, use its best efforts to, keep such registration statement effective for a period of 365 days or, if earlier, until the Shareholder has sold all of the Registrable Securities. If at any time after a registration statement becomes effective, the Company advises Shareholder in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, Shareholder shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until the Company advises Shareholder that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and director are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for the Shareholder to recommence his sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy. In addition, the Company may suspend use of the registration statement to the extent the Company is advised by its legal counsel, such action is reasonably necessary to comply with federal securities law. In the event the sales of Registrable Securities of the Shareholder are suspended as provided above, the 365-day period during which a registration statement must be kept effective shall be extended for the total number of days during which sales are suspended.

                      (b) Subject to subsection 1.2(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

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                      (c) Furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                      (e) The Company may include securities issued in connection with any acquisition not otherwise registered on an S-4 Registration Statement in the registration pursuant to this Agreement.

                  1.3 Information from Shareholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of Shareholder that Shareholder shall furnish to the Company such information regarding such Shareholder, the Registrable Securities held by such Shareholder, and the intended method of disposition of such securities, as shall be required to effect the registration of the Registrable Securities.

                  1.4 Expenses of Registration. All expenses of Shareholder, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees of Shareholder other than the fees of one counsel to the Shareholder (not to exceed $10,000).

                  1.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) The Company will indemnify and hold harmless Shareholder against any losses, claims, damages, or liabilities (joint or several) to which Shareholder may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements' therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to Shareholder as incurred any legal or other

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expenses reasonably incurred by Shareholder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Shareholder. In addition, the Company shall not be liable for any untrue statement or omission in any prospectus if a supplement or amendment thereto correcting such untrue statement or omission was delivered to Shareholder prior to the pertinent sale or sales by Shareholder.

                      (b) Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other shareholder selling securities in such registration statement and any controlling person of any such shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Shareholder expressly for use in connection with such registration; and Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.5(b) exceed the gross proceeds from the offering received by Shareholder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of

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any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

                      (d) If the indemnification provided for in this Section
1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) The obligations of the Company and Shareholder under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.6 Reports Under the Securities Exchange Act. The Company agrees to file with the SEC in a timely manner all reports and other documents and information required of the Company under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

                  1.7 Rules 144 and 144A. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Act and the 1934 Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Shareholder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Shareholder's securities pursuant to Rule 144 and 144A. The Company covenants that it will take such further action as any Shareholder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Shareholder to sell securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the written request of any Shareholder of Registrable Securities, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

         2. Miscellaneous.


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                  2.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (1)      if to Parent or Merger Sub, to:

                             McAfee Associates, Inc.
                             2805 Bowers Ave.
                             Santa Clara, CA 95051
                             Attention:  Richard Hornstein
                             Facsimile No.:  (408) 970-9727


                             with a copy to:


                             Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Attention:  Jeffrey D. Saper, Esq.
                             Facsimile No.:  (415) 493-6811

                    (2)      if to the Company, to:

                             Helix Software Company, Inc.

                             Attention:  [______________]
                             Facsimile No.:  [______________]

                             with a copy to:

                             Kelley Drye & Warren LLC
                             101 Park Avenue
                             New York, New York 10178
                             Attention:  Audrey Roth, Esq.
                             Facsimile No.:  (212) 808-7897

                    (3)      if to the Escrow Agent, to:

                             Greater Bay Trust Company
                             400 Emerson Street
                             2nd Floor



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                             Palo Alto, CA 94301
                             Attention:  Anna Paivah
                             Telephone No.: 650-614-5720
                             Facsimile No.: 650-473-1326

                    2.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    2.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                    2.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (including, without limitation, those persons listed on any exhibits hereto) any rights or remedies hereunder; and (c) without the prior written consent of each party shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and obligations hereunder to an affiliate of Parent provided that parent shall remain liable for all its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent is required hereby, shall be void.

                    2.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                    2.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

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                    2.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                    2.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





                                     * * * *


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         IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above written.

                            McAFEE ASSOCIATES, INC.


                            By: /s/ PRABHAT K. GOYAL
                               ---------------------------------------------
                               Prabhat K. Goyal, Chief Financial Officer, Vice President of Finance and Administration

                            Address: 2805 Bowers Avenue
                                     Santa Clara, California 95051-0963







                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]





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                                         SHAREHOLDER

                                         /s/ MICHAEL L. SPILO
                                         ---------------------------------------
                                         Michael L. Spilo

                                         Address: 248 East 31st Street, Apt. 9C
                                                  New York, NY  10016


                                         SHAREHOLDER

                                         /s/ JEREMY J. BIGGS
                                         ---------------------------------------
                                         Jeremy J. Biggs

                                         Address: 60 Malverne Avenue
                                                  Malverne, NY  11565


                                         SHAREHOLDER

                                         /s/ JOHN T. DUNNE
                                         ---------------------------------------
                                         John T. Dunne

                                         Address: 110 Caton Avenue, Apt. 5G
                                                  Brooklyn, NY 11218


                                         SHAREHOLDER

                                         /s/ JANET M. SPITZER
                                         ---------------------------------------
                                         Janet M. Spitzer

                                         Address: 30 Lafayette Street
                                                  Williston Park, NY  11596


                                         SHAREHOLDER

                                         /s/ DANIEL A. FABRIZIO
                                         ---------------------------------------
                                         Daniel A. Fabrizio

                                         Address: 2097 Larch Street
                                                  Wantagh, NY  11793


                                         SHAREHOLDER

                                         /s/ JONATHAN A. DAUB
                                         ---------------------------------------
                                         Jonathan A. Daub

                                         Address: 253 West 15th Street, Apt. 37
                                                  New York, NY  10011

                                         SHAREHOLDER

                                         /s/ FRANCIS E. REFOL
                                         ---------------------------------------
                                         Francis E. Refol

                                         Address: 121 Pacific Street, Apt. #P1F
                                                  Brooklyn, NY  11201


                                         SHAREHOLDER

                                         /s/ DANIEL SPILO
                                         ---------------------------------------
                                         Daniel Spilo

                                         Address: 1428 S. Bentley Avenue
                                                  Los Angeles, CA  90025


                                         SHAREHOLDER

                                         /s/ TAMI SPILO
                                         ---------------------------------------
                                         Tami Spilo

                                         Address: 340 East 66th Street
                                                  New York, NY  10021


                                     SHAREHOLDER


                                     ESTATE OF JAMES PANCAMO

                                     By: /s/ VALERIE SOLOMON
                                        ---------------------------------------
                                     Title: Executrix
                                           ------------------------------------

                                     Address: c/o  Valerie Solomon, Executrix
                                              11 Hemlock Circle
                                              Peekskill, NY  10566


                                     SHAREHOLDER

                                     ATTACHMATE CORP.

                                     By: /s/ Signature
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                     Address: 3617 131st Avenue SE
                                              Bellevue, WA  98006